UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2010

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 5, 2010, the Compensation Committee of our Board of Directors established the 2010 annual base salaries for our Executive Chair, President and Chief Executive Officer, and President of Research & Development and Chief Scientific Officer as follows:

2010 Base Salary
Steven H. Holtzman Executive Chair of the Board of Directors	$520,000

Adelene Q. Perkins President and Chief Executive Officer	$485,000

Julian Adams, Ph.D. President of R&D and Chief Scientific Officer	$425,000

Additional information regarding the compensation of our directors and executive officers will be included in our proxy statement to be filed in connection with our annual meeting of stockholders to be held in May 2010.

Item 7.01	Regulation FD Disclosure

From time to time, we intend to conduct meetings with third parties in which our current corporate slide presentation is presented. A copy of this slide presentation, dated January 11, 2010, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On January 11, 2010, we issued a press release announcing our 2010 research and development and business goals. The full text of this press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

99.1	Presentation dated January 11, 2010

99.2	Press Release dated January 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: January 11, 2010	By:	/s/ GERALD E. QUIRK
Gerald E. Quirk
Vice President, Corporate Affairs & General Counsel